(dollar amounts in thousands except per share amounts)


                                                                Three Months Ended                    Nine Months Ended
                                                         --------------------------------    ----------------------------------
                                                          September 30,      September 30,       September 30,    September 30,
                                                              1999              1998                 1999             1998
-------------------------------------------------------------------------------------------------------------------------------
Basic income per common share computation:
   Income available to common shareholders
      from continuing operations                         $      15,737      $      22,021      $      65,926      $      68,252
                                                         -------------      -------------      -------------      -------------
   Income available to common shareholders
       from discontinued operations                      $           -      $       6,907      $           -      $      30,020
                                                         -------------      -------------      -------------      -------------
  Income available to common shareholders from
       gain on sale of discontinued operations,
       net of tax                                        $      14,955      $     216,365      $      14,955      $     216,365
                                                         -------------      -------------      -------------      -------------
   Average common shares outstanding                            96,313            111,412             96,252            109,085
                                                         =============      =============      =============      =============
   Basic income per common share from
      continuing operations                              $        0.16      $        0.20      $        0.68      $        0.63
                                                         =============      =============      =============      =============
   Basic income per common share from
      discontinued operations                            $           -      $        0.06      $           -      $        0.28
                                                         =============      =============      =============      =============
   Basic income per common share from gain on
      sale of discontinued operations, net of
      tax                                                $        0.16      $        1.94      $        0.16      $        1.98
                                                         =============      =============      =============      =============
  Basic net income per common share                      $        0.32      $        2.20      $        0.84      $        2.89
                                                         =============      =============      =============      =============

Diluted income per common share computation:

   Income available to common shareholders
      from continuing operations                         $      15,737      $      22,021      $      65,926      $      68,252
   Interest paid on convertible debt, net of
      tax benefit                                                    -                928                  -              2,784
                                                         -------------      -------------      -------------      -------------
   Income available to common shareholders and
      assumed conversions from continuing
      operations                                         $      15,737      $      22,949      $      62,926      $      71,036
                                                         -------------      -------------      -------------      -------------
  Income available to common shareholders
       from discontinued operations                      $           -      $       6,907      $           -      $      30,020
                                                         -------------      -------------      -------------      -------------
   Income available to common shareholders from
       gain on sale of discontinued operations,
       net of tax                                        $      14,955      $     216,365      $      14,955      $     216,365
                                                         -------------      -------------      -------------      -------------
   Average common shares outstanding                            96,313            111,412             96,252            109,085
   Incremental shares from assumed conversions:
      Convertible debt                                               -              7,599                 -               7,599
      Stock options                                              1,380              1,864                838              3,237
                                                         -------------      -------------      -------------      -------------
Diluted average common shares outstanding                       97,693            120,875             97,090            119,921
                                                         =============      =============      =============      =============
Diluted income per common share from
      continuing operations                             $         0.16      $        0.19      $        0.68      $        0.59
                                                        ==============      =============      =============      =============
Diluted income per common share from
      discontinued operations                           $            -      $        0.06      $           -      $        0.25
                                                        ==============      =============      =============      =============
Diluted income per common share from gain on
      sale of discontinued operations, net of
      tax                                               $         0.15     $         1.79      $        0.15      $        1.80
                                                        ==============      =============      =============      =============
Diluted net income per common share                     $         0.31      $        2.04      $        0.83      $        2.64
                                                        ==============      =============      =============      =============